                                                BINGHAM DANA LLP
BINGHAM DANA                                    150 FEDERAL STREET
                                                BOSTON, MASSACHUSETTS 02110-1726
                                                TEL: (617) 951-8000
                                                FAX: (617) 951-8736


                                                BOSTON. NEW YORK. WASHINGTON
                                                LOS ANGELES. HARTFORD AND LONDON



                                        November 23, 1998



        Nuveen Investment Trust III
        333 West Wacker Drive
        Chicago, Illinois 60606-1286


        Chapman and Cutler
        111 West Monroe Street
        Chicago, Illinois 60603


                Re:     Registration Statement on Form N-1A under the Securities
                        --------------------------------------------------------
                        Act of 1933
                        -----------

        Ladies and Gentlemen:

                We have acted as special Massachusetts counsel to Nuveen Investment Trust III (the "Fund") on behalf of its series Nuveen Income Fund in connection with the Fund's Pre-Effective Amendment No. 1 to its Registration Statement on Form N-1A to be filed on or about November 24, 1998 ( the "Amemdment"), with respect of certain of its Class A Common Shares, par value $01. per share (the "Class A Shares"), Class B Common Shares, par value $01. per share (the "Class B Shares"), Class C Common Shares, par value $01. per share (the "Class C Shares"), and Class R Common Shares, par value $01. per share (the "Class R Shares, such Class A Shares, Class B Shares, Class C Shares and Class R Shares referred to collectively herein as the "Shares"). You have requested that we deliver this opinion to you in connection with the Fund's filing of such Amendment.

                In Connection with the furnishing of this opinion, we have examined the following documents:

                        (a) a certificate dated as of a recent date of the Secretary of the Commonwealth of Massachusetts as to the existence of the Fund;

BINGHAM DANA

        Nuveen Investment Trust III
        Chapman and Cutler
        November 23, 1998
        Page 2


                (b) a copy, as filed with the Secretary of the Commonwealth of Massachusetts on September 10, 1998, of the Fund's Declaration of Trust dated August 20, 1998;

                (c) A copy of the Fund's Certificate for the Establishment and Designation of Classes designating the Class A Shares, Class B Shares, Class C Shares and Class R Shares, as executed by the Trustees of the Fund and filed with Secretary of the Commonwealth of Massachusetts (the "Designation of Classes");

                (d) a copy of the Fund's Certificate for the Establishment and Designation of Series designating Nuveen Income Fund, as executed by the Trustees of the Fund and filed with the Secretary of the Commonwealth of Massachusetts (the "Designation of Series");

                (e) a Certificate executed by an appropriate officer of the Fund, certifying as to, and attaching copies of, the Fund's Declaration of Trust, Designation of Classes, Designation of Series, By-Laws, and certain resolutions adopted by the Trustees of the Fund;

                (f) a printer's proof dated as of November 12, 1998 of the Amendment.

        In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Amendment, as filed with the Securities and Exchange Commission, will be in substantially the form of the printer's proof referred to in paragraph (f) above.

        This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review of investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

        This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts as applied by courts located in such

BINGHAM DANA

        Nuveen Investment Trust III
        Chapman and Cutler
        November 23, 1998
        Page 3


        Commonwealth, except that we express no opinion as to any Massachusetts securities law.

                We understand that all of the foregoing assumptions and limitations are acceptable to you.

                Based upon and subject to the foregoing, please be advised that it is our opinion that:

                1. The Fund is duly organized and existing under the Fund's Declaration of Trust and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust."

                2. The Shares, when issued and sold in accordance with the Fund's Declaration of Trust, Designation of Classes, Designation of Series and By-Laws and for the consideration described in the Amendment will be legally issued, fully paid and non-assessable, except that, as set forth in the Amendment, shareholders of the Fund may under certain circumstances be held personally liable for its obligations.

                We hereby consent to your reliance on this opinion in connection with your opinion to the Fund with respect to the Shares and to the filing of this opinion as an exhibit to the Amendment.


                                        Very truly yours,

                                        /s/ Bingham Dana LLP

                                        BINGHAM DANA